EXHIBIT 16

March 17, 2014

PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read j2 Global, Inc's statements included under Item 4.01 of its Form 8-K dated March 17, 2014, and we agree with such statements concerning our firm.

SingerLewak LLP

Los Angeles, California